Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

REGARDING

SHARES OF BENEFICIAL INTEREST

IN

BLACKROCK PRIVATE INVESTMENTS FUND

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JANUARY 30, 2026

The Offer will expire

at, and this Letter of Transmittal must be

received by, 11:59 p.m., Eastern Time,

on Friday, February 27, 2026, unless the Offer is extended.

If you do not want to sell your Shares at this time, please disregard this notice. This is simply notification of the Trust’s tender offer. If you decide to tender, you are responsible for confirming that your financial adviser or the Trust’s Transfer Agent has received your documents in good order.

Ladies and Gentlemen:

The undersigned hereby tenders to BlackRock Private Investments Fund, a diversified, closed-end management investment company organized under the laws of the State of Delaware (the “Trust”), the shares of beneficial interest (“Shares”) in the Trust or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated January 30, 2026 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). All capitalized terms used herein and not otherwise defined have the meaning as defined in the Trust’s Agreement and Declaration of Trust. The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Trust to reject any and all tenders determined by it, in its sole discretion, not to be received timely and in the appropriate form.

The undersigned hereby sells to the Trust the Shares of the Trust tendered hereby pursuant to the Offer. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby, that when and to the extent the Shares are repurchased by the Trust, the Trust will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of such Shares will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Transfer Agent or the Trust to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Trust may not be required to purchase any of the Shares of the Trust or portion thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Shares of the Trust may be purchased.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Trust accepts for purchase the Shares tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by State Street Bank and Trust Company, the Trust’s transfer agent. The cash payment(s) of the purchase price for the Shares tendered by the undersigned and accepted for purchase by the Trust will be made by wire transfer of the proceeds to the undersigned’s account at the financial intermediary from which the undersigned’s subscription funds were debited, or, for direct investments without a financial intermediary, to the account designated by the undersigned in this Letter of Transmittal. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering shareholder in the sole discretion of the Trust’s Board of Trustees.

If the undersigned’s Shares are tendered and accepted for purchase, the promissory note will provide for payment of the purchase price in two or more installments, except that if the undersigned is tendering only a portion, but not all, of the undersigned’s Shares, such payment generally will be made in a single installment, as described in Section 7 “Payment for Shares” of the Offer to Purchase. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Trust as of March 31, 2026 (the “Valuation Date”), subject to an extension of the Offer as described in Section 15 “Amendments; Extensions of Purchase Period; Termination” of the Offer to Purchase.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Letter of Transmittal – BlackRock Private Investments Fund	Page 1

VALUATION DATE: March 31, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), February 27, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

A.	IF YOU INVEST IN THE TRUST THROUGH A FINANCIAL INTERMEDIARY: PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER

If You Invest In The Trust Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Trust’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date (Or Such Later Time As May Be Agreed By The Trust And Such Financial Intermediary).

OR

B.	IF YOU INVEST IN THE TRUST DIRECTLY (NOT THROUGH A FINANCIAL INTERMEDIARY): PLEASE FAX OR MAIL TO THE TRUST’S TRANSFER AGENT AT:

Regular Mail State Street Bank and Trust Company Attn: BlackRock Alternative Funds P.O. Box 5493 Boston, MA 02206	E-MAIL: BLK_RegAlts_INQ@statestreet.com FOR ADDITIONAL INFORMATION CALL: 1-888-204-3956

Overnight Mail State Street Bank and Trust Company Attn: BlackRock Alternative Funds 1776 Heritage Drive JAB/3 North Quincy, MA 02171

*  *  *

PART 1 – NAME (AS IT APPEARS ON YOUR BLACKROCK PRIVATE INVESTMENTS FUND STATEMENT) AND CONTACT INFORMATION

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

Letter of Transmittal – BlackRock Private Investments Fund	Page 2

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares or dollar amount of Shares. Please do not provide both a number of Shares and dollar amount of Shares. If you provide both a number of Shares and dollar amount of Shares, the number of Shares provided will control and will be deemed to be the number of Shares tendered.

If you tender a dollar amount of shares, such dollar amount will be divided by the net asset value per Share as of the Valuation Date to determine the number of Shares tendered. The purchase price for such Shares will be based on the net asset value of the Shares as of the Valuation Date. The dollar amount you receive may be different from the dollar amount of Shares specified below to the extent the tender offer is pro rated.

☐	Full Repurchase

☐	Partial Repurchase* of Institutional Shares:

•	________# of Institutional Shares

OR

•	$________ of Institutional Shares (number of Institutional Shares will equal such dollar amount divided by the net asset value per Institutional Share as of the Valuation Date)

Please provide either a number of Shares or a dollar amount of Shares, NOT both. If you provide both a number of Shares and dollar amount of Shares, the number of Shares will control.

☐	Partial Repurchase* of Class D Shares:

•	________# of Class D Shares

OR

•	$________ of Class D Shares (number of Class D Shares will equal such dollar amount divided by the net asset value per Class D Share as of the Valuation Date)

Please provide either a number of Shares or a dollar amount of Shares, NOT both. If you provide both a number of Shares and dollar amount of Shares, the number of Shares will control.

☐	Partial Repurchase* of Class S Shares:

•	________# of Class S Shares

OR

•	$________ of Class S Shares (number of Class S Shares will equal such dollar amount divided by the net asset value per Class S Share as of the Valuation Date)

Please provide either a number of Shares or a dollar amount of Shares, NOT both. If you provide both a number of Shares and dollar amount of Shares, the number of Shares will control.

☐	Partial Repurchase* of Class T Shares:

•	________# of Class T Shares

OR

•	$________ of Class T Shares (number of Class T Shares will equal such dollar amount divided by the net asset value per Class T Share as of the Valuation Date)

Please provide either a number of Shares or a dollar amount of Shares, NOT both. If you provide both a number of Shares and dollar amount of Shares, the number of Shares will control.

Letter of Transmittal – BlackRock Private Investments Fund	Page 3

*

If the requested partial repurchase would put the account balance below the required minimum balance, the Trust may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

BLACKROCK PRIVATE INVESTMENTS FUND ACCOUNT #: ________________ (Should be the same as on page 2)

PART 3 – PAYMENT

For investors with a financial intermediary: Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

For direct investors: Payments will be directed to the account designated by the undersigned. Complete the wire instructions attached hereto and provide directly to the Trust’s Transfer Agent.

PART 4 – SIGNATURE(S)

The undersigned acknowledges that this request is subject to all the terms and conditions set forth in the Trust’s Prospectus and the Offer to Purchase dated January 30, 2026 (the “Offer to Purchase”). This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Trust to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Trust of their authority so to act must be submitted together with this Letter of Transmittal.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Letter of Transmittal – BlackRock Private Investments Fund	Page 4

Wire Instructions (To be Completed Only by Direct Investors)

Tender Offer proceeds should be delivered to the following account (must be in the name of the investor):

To:

Correspondent bank name (if applicable):

Correspondent bank routing #/SWIFT:

Beneficiary bank name:

Beneficiary bank SWIFT/Account #:

In favor of:

Account #:

Letter of Transmittal – BlackRock Private Investments Fund	Page 5